SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

(Amending Item 7)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2004

i2 Telecom International, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road, Suite 2112, Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561)-994-5379

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note: This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by i2 Telecom International, Inc., a Washington corporation formerly known as Digital Data Networks, Inc. (the “Company”), to amend and restate the pro forma financial information included in Item 7(b) of the Current Report on Form 8-K filed by the Company on March 12, 2004 (the “Original Report”). Such information has been amended to account for the merger of a wholly-owned subsidiary of the Company with i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), using quasi-reorganization accounting instead of purchase accounting. This Amendment also amends and restates the exhibits listed in Item 7(c) of the Original Report to incorporate certain of such exhibits by reference. This Amendment also restates, without amendment, the independent auditor’s report, audited consolidated financial statements and related notes included in Item 7(a) of the Original Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. Included in this Amendment (see “Index to Financial Statements” attached hereto) are the consolidated financial statements of i2 Delaware for the periods ended December 31, 2003 and 2002, together with the notes thereto, which have been audited by the independent accounting firm of Freedman & Goldberg, whose opinion thereon is included herein.

(b)	Pro Forma Financial Information. Included in this Amendment (see “Index to Financial Statements” attached hereto) are the following unaudited pro forma financial statements of the Company, together with the notes thereto:

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003; and

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated January 30, 2004, between the Company, a wholly-owned subsidiary of the Company and i2 Delaware. (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).(*)

2.2	Asset Purchase Agreement, dated January 30, 2004, between the Company and InTransit Media, Inc.(*)

2.3	First Amendment to Asset Purchase Agreement, dated February 26, 2004, between the Company and InTransit Media, Inc. (**)

2

99.1	Press Release dated February 27, 2004. (***)

99.2	Press Release dated March 1, 2004. (***)

(*)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on February 2, 2004.
(**)	Incorporated by reference to the Exhibit 2.3 to the Schedule 13D filed by Paul R. Arena on March 8, 2004 with respect to ownership of the Company’s securities.
(***)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on March 12, 2004.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul Arena
Paul Arena
Chief Executive Officer

Dated: April 6, 2004

4

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated January 30, 2004, between the Company, a wholly-owned subsidiary of the Company and i2 Delaware. (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).(*)

2.2	Asset Purchase Agreement, dated January 30, 2004, between the Company and InTransit Media, Inc.(*)

2.3	First Amendment to Asset Purchase Agreement, dated February 26, 2004, between the Company and InTransit Media, Inc.(**)

99.1	Press Release dated February 27, 2004.(***)

99.2	Press Release dated March 1, 2004.(***)

(*)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on February 2, 2004.
(**)	Incorporated by reference to the Exhibit 2.3 to the Schedule 13D filed by Paul R. Arena on March 8, 2004 with respect to ownership of the Company’s securities.
(***)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on March 12, 2004.

FREEDMAN & GOLDBERG
ERIC W. FREEDMAN MICHAEL GOLDBERG DAVID C. GRIEP JULIE A. CHEEK WILLIAM A. MARSHALL AMY S. JACKNOW GLORIA K. MOORE	CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
TRI-ATRIA
32255 NORTHWESTERN HIGHWAY, SUITE 298
FARMINGTON HILLS, MICHIGAN 48334
(248) 626-2400
FAX: (248) 626-4298

Independent Auditors’ Report

To the Board of Directors

i2 Telecom International, Inc. and Subsidiary

Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of i2 Telecom International, Inc. and Subsidiary (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the related consolidated statement of operations, stockholders’ equity, and cash flows for the periods ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessment of the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of i2 Telecom International, Inc. and Subsidiary as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the periods ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Respectfully,

/s/ Freedman & Goldberg
Freedman & Goldberg
Certified Public Accountants

Farmington Hills, Michigan

January 31, 2004

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and 2002

ASSETS

	2003	2002
Current Assets
Cash	$671,421	$1,479
Accounts Receivable	146,738	-0-
Inventories	767,011	335,327
Prepaid Expenses and Other Current Assets	19,534	22,215

Total Current Assets	1,604,704	359,021

Property and Equipment, Net	830,296	91,137

Other Assets
Intangible Assets, Net of Accumulated Amortization of $215,660 and $-0-, respectively	3,072,287	3,198,289
Deposits	43,064	23,487

Total Other Assets	3,115,351	3,221,776

Total Assets	$5,550,351	$3,671,934

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and 2002

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	2003	2002
Current Liabilities
Accounts Payable and Accrued Expenses	$756,490	$753,033
Deferred Revenue	100,000	-0-
Notes Payable	350,000	350,000
Notes Payable-Related Parties	225,000	106,000

Total Current Liabilities	1,431,490	1,209,033

Stockholders’ Equity (Deficit)
Preferred Stock, $1.00 Par Value, 1,000,000 Shares Authorized, 59,000 Shares and -0- Shares Issued and Outstanding, respectively	59,000	-0-
Common Stock, $.001 Par Value, 10,000,000 Shares Authorized, 2,039,445 Shares and 1,945,853 Shares Issued and Outstanding, respectively	20,394	19,459
Restricted Share Units (Related to Common Shares) 239,481 and -0- Units Issued and Outstanding, respectively	718,443	-0-
Additional Paid-In Capital	10,177,041	4,223,272
Accumulated Deficit During The Development Stage	(6,856,017)	(1,501,409)

	4,118,861	2,741,322
Less: Notes Receivable from Stock Sales	-0-	(278,421)

Total Stockholders’ Equity (Deficit)	4,118,861	2,462,901

Total Liabilities and Stockholders’ Equity (Deficit)	$5,550,351	$3,671,934

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

From the Date of Inception (February 28, 2002) through December 31, 2003

	Cumulative From Inception February 28, 2002 to December 31, 2003	For the Year Ended December 31, 2003	From Inception February 28 to December 31, 2002
Revenue	$146,665	$146,665	$-0-

Cost of Revenue	412,213	395,251	16,962

Gross Profit (Loss)	(265,548)	(248,586)	(16,962)

General and Administrative Expenses	6,253,990	4,778,042	1,475,948

Loss From Operations	(6,519,538)	(5,026,628)	(1,492,910)

Other Income (Expense)
Interest Income	10,193	7,272	2,921
Interest Expense	(228,672)	(217,252)	(11,420)
Loss on Subscription List	(118,000)	(118,000)	-0-

Total Other Income (Expense)	(336,479)	(327,980)	(8,499)

Net Income (Loss)	$(6,856,017)	$(5,354,608)	$(1,501,409)

Weighted Average Common Shares:
Basic	1,791,651	1,937,829	1,542,329
Diluted	2,815,387	3,509,877	1,630,860
Earnings Per Common Share:
Basic	$(3.83)	$(2.76)	$(.97)
Diluted	$(2.37)	$(1.47)	$(.92)

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

From the Date of Inception (February 28, 2002) through December 31, 2003

	Preferred Stock Shares	Preferred Stock Par Value	Common Stock Shares	Common Stock Par Value	Restricted Units
Balance, February 28, 2002	-0-	$-0-	-0-	$-0-	-0-
Sale of common stock, at $.01/share	-0-	-0-	597,500	5,975	-0-
Sale of common stock, at $$2.00/share	-0-	-0-	835,000	8,350	-0-
Sale of common stock, at $5.00/share	-0-	-0-	190,000	1,900	-0-
Issuance of common stock, at $5.00/share, in Connection with Super- Caller acquisition	-0-	-0-	323,353	3,234	-0-
Payments received on notes receivable	-0-	-0-	-0-	-0-	-0-
Net Loss for the period ended December 31, 2002	-0-	-0-	-0-	-0-	-0-

Balance, December 31, 2002	-0-	-0-	1,945,853	19,459	-0-
Cancellation of notes Receivable	-0-	-0-	(39,750)	(397)	-0-
Sale of common stock, at $.01/share	-0-	-0-	60,000	600	-0-
Issuance of common stock, at $2.50 per share for payment of interest on convertible notes through July 1, 2003	-0-	-0-	25,260	252	-0-
Issuance of common stock, at $3.00/share for payment of interest on convertible notes through December 31, 2003	-0-	-0-	48,082	480	-0-
Conversion of convertible Notes	59,000	59,000	-0-	-0-	-0-
Payments received on notes receivable	-0-	-0-	-0-	-0-	-0-
Settlement of Stock Appreciation Rights	-0-	-0-	-0-	-0-	239,481
Net Loss for the year ended December 31, 2003	-0-	-0-	-0-	-0-	-0-

Balance, December 31, 2003	59,000	$59,000	2,039,445	$20,394	239,481

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

From the Date of Inception (February 28, 2002) through December 31, 2003

	Restricted Units Value	Additional Paid-In Capital	Accumulated Deficit	Notes Receivable From Stock Sales	Total
Balance, February 28, 2002	$-0-	$-0-	$-0-	$-0-	$-0-
Sale of common stock, at $.01/share	-0-	-0-	-0-	-0-	5,975
Sale of common stock, at $$2.00/share	-0-	1,661,650	-0-	(305,500)	1,364,500
Sale of common stock, at $5.00/share	-0-	948,100	-0-	-0-	950,000
Issuance of common stock, at $5.00/share, in Connection with Super- Caller acquisition	-0-	1,613,522	-0-	-0-	1,616,756
Payments received on notes receivable	-0-	-0-	-0-	27,079	27,079
Net Loss for the period ended December 31, 2002	-0-	-0-	(1,501,409)	-0-	(1,501,409)

Balance, December 31, 2002	-0-	4,223,272	(1,501,409)	(278,421)	2,462,901
Cancellation of notes Receivable	-0-	(79,103)	-0-	79,500	-0-
Sale of common stock, at $.01/share	-0-	-0-	-0-	-0-	600
Issuance of common stock, at $2.50 per share for payment of interest on convertible notes through July 1, 2003	-0-	62,898	-0-	-0-	63,150
Issuance of common stock, at $3.00/share for payment of interest on convertible notes through December 31, 2003	-0-	128,974	-0-	-0-	129,454
Conversion of convertible Notes	-0-	5,841,000	-0-	-0-	5,900,000
Payments received on notes receivable	-0-	-0-	-0-	19,412	19,412
Settlement of Stock Appreciation Rights	718,443	-0-	-0-	179,509	897,952
Net Loss for the year ended December 31, 2003	-0-	-0-	(5,354,608)	-0-	(5,354,608)

Balance, December 31, 2003	$718,443	$10,177,041	$(6,856,017)	$-0-	$4,118,861

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

From the Date of Inception (February 28, 2002) through December 31, 2003

	Cumulative From Inception February 28 to December 31, 2003	For the Year Ended December 31, 2003	From Inception February 28 to December 31, 2002
Cash Flows From Operations
Net Loss From Continuing Operations
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities	$(6,856,017)	$(5,354,608)	$(1,501,409)
Depreciation and Amortization	368,048	364,188	3,860
Interest Paid Via Issuance of Stock	192,604	192,604	-0-
Stock Compensation	897,952	897,952	-0-
(Increase) Decrease In:
Accounts Receivable	(146,738)	(146,738)	-0-
Inventories	(572,249)	(431,684)	(140,565)
Prepaid Expenses	(16,534)	2,681	(19,215)
Other Assets	(43,064)	(19,577)	(23,487)
Increase (Decrease) In:
Accounts Payable and Accrued Expenses	553,705	3,457	550,248
Deferred Revenue	100,000	100,000	-0-

Net Cash Used In Operating Activities	(5,522,293)	(4,391,725)	(1,130,568)

Cash Flows From Investing Activities
Equipment Purchases	(963,919)	(887,687)	(76,232)
Payments for Patents and Trademarks	(97,029)	(89,658)	(7,371)
Investment in Subsidiary	(1,239,422)	-0-	(1,239,422)

Net Cash Used In Investing Activities	(2,300,370)	(977,345)	(1,323,025)

Cash Flows From Financing Activities
Net Proceeds From Shareholder Loans	225,000	219,000	6,000
Process from Issuance of Convertible Notes	5,900,000	5,900,000	-0-
Proceeds From Notes Payable	100,000	-0-	100,000
Payment of Notes Payable	(100,000)	(100,000)	-0-
Issuance of Common Stock	2,321,076	600	2,320,476
Proceeds from Stock Notes Receivable	46,491	19,412	27,079
Cash From Subsidiary Acquired Via Stock Exchange	1,517	-0-	1,517

Net Cash Provided By Financing Activities	8,494,084	6,039,012	2,455,072

Increase (Decrease) in Cash	671,421	669,942	1,479
Balance, Beginning of Period	-0-	1,479	-0-

Balance, End of Period	$671,421	$671,421	$1,479

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003 and 2002

Note 1. Summary of Significant Accounting Policies

This summary of significant accounting policies of i2 Telecom International, Inc. and Subsidiary (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

A.	Nature of Operations – The Company was incorporated under the laws of the State of Delaware on February 28, 2002. The Company, headquartered in Boca Raton, Florida, is a telecommunications service provider employing next generation Voice over Internet Protocol (“VoIP”) technology. The Company has proprietary patent pending technology that allows transmission of VoIP, connection to long distance public-switched telephone network (“PSTN”), and other enhanced communications services through an Internet Access Device (“IAD”).

The Company has targeted specific markets that are connected to the Internet. Customers will be supplied an i2 Telecom “IAD” micro gateway, which will enable them to: 1) make, at no cost other than the initial cost of micro gateway and the subscription fee, unlimited calls to other i2 Telecom subscribers – anywhere in the world using the customer’s existing phone (no new or special IP phone required); 2) make long distance calls to people who use a normal telephone line using the i2 Telecom least cost routing network that will provide competitive long distance rates; and 3) an “IAD” that works with either a broadband (DSL, Cable, etc.) or dial up service.

B.	Basis of Consolidation – The consolidated financial statements include the accounts of SuperCaller Community, Inc., a wholly owned subsidiary located in Redwood City, California. All significant intercompany accounts and transactions have been eliminated in consolidation.

C.	Revenues – The Company recognizes revenue from sale of its i2 Telecom “IAD” micro gateway at time of shipment. Revenues from per-minute charges and user fees are recognized as incurred by its customers.

D.	For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

E.	Inventories – Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out (FIFO) basis. Inventory classifications as of December 31, 2003 and 2002 consisted of the following:

	2003	2002
Raw Material	$200,325	$335,327
Work in Process	325,956	-0-
Finished Goods	240,730	-0-

	$767,011	$335,327

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 1. Summary of Significant Accounting Policies – (continued)

F.	Property, Equipment and Related Depreciation—Property and equipment are recorded at cost. Depreciation is computed by the straight-line method for financial and tax reporting purposes. Estimated lives range from five to ten years. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recognized currently. Maintenance and repairs which do not improve or extend the lives of assets are expensed as incurred.

G.	Intangible Assets – The Company has capitalized certain costs related to registering a trademark and patent pending technology. These costs are being amortized on a straight-line basis over its estimated lives of twenty years and fifteen years, respectively.

H.	In accordance with SFAS No. 121, the Company reviews its long-lived assets, including property and equipment, goodwill and other identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value. The Company had no impairment of assets during the periods ended December 31, 2003 and 2002.

I.	Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

J.	Income Taxes – The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

K.	Research and Development Expenses – The Company expenses research and development expenses as incurred. Amounts payable to third parties under product development agreements are recorded at the earlier of the milestone achievement, or when payments become contractually due.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 2. Property and Equipment

The major components of property and equipment at December 31, 2003 and 2002 are as follows:

	2003	2002
Network Equipment	$136,677	$-0-
Office Equipment	84,160	24,638
Software	692,565	28,600
Lab Equipment	23,864	5,600
Furniture and Fixtures	50,109	40,851

	987,375	99,688
Less: Accumulated Depreciation	157,079	8,551

Net Property and Equipment	$830,296	$91,137

Depreciation charged to operations was $148,528 and $3,860 for the periods ended December 31, 2003 and 2002, respectively.

Note 3. Intangible Assets

Intangible assets at December 31, 2003 and 2002 consisted of the following:

Amortized Intangibles	Amortization Period	2003	2002
Patent Pending Technology	15 Years	$3,251,695	$3,198,289
Trademark	20 Years	36,252	-0-

		3,287,947	3,198,289
Accumulated Amortization		215,660	-0-

Balance, net		$3,072,287	$3,198,289

Amortization charged to continuing operations was $215,660 and $-0- for the periods ended December 31, 2003 and 2002, respectively.

Note 4. Notes Receivable From Stock Sales

Notes receivable from stockholders represent amounts owed to the Company by certain stockholders for the purchase of common stock of the Company. The notes call for a 3% interest rate and aggregate monthly payments of $4,000 being made through payroll deduction, generally over a 26–month period. During the year ended December 31, 2003, the Company suspended monthly payments as part of a compensation reduction plan. The common stock is being held as collateral for the notes. On December 31, 2003 all outstanding notes and accrued interest were cancelled as part of an agreement to cancel the Company’s outstanding Stock Appreciation Rights (See Note 13).

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 5. Notes Payable

Notes payable consist of three notes payable in the amounts of $50,000, $50,000 and $250,000, at interest rates of 8%, 6% and 6%, respectively, due to two individuals and one corporation who were previously affiliated with SuperCaller (see Note 11). The principal and all accrued interest are due and payable upon the Company obtaining certain levels of equity funding. These funding levels are expected to be met prior to December 31, 2004, therefore the entire $350,000 obligation is reported as a current liability.

Note 6. Notes Payable – Related Parties

As of December 31, 2003 and 2002 the Company owed $225,000 and $106,000, respectively to certain shareholders for various advances made to the Company. The advances are unsecured and due on demand.

Note 7. Issuance of Convertible Note Payable and Conversion to Preferred Stock

During the year ended December 31, 2003, the Company issued two separate series of 6% convertible notes payable totaling $5,900,000. The first issuance consisted of a total of $2,500,000 in notes convertible into the Company’s common stock, $.01 par value, at any time on the basis of $2.50 per share, subject to adjustment for any stock split, reverse stock split, stock dividend or similar transactions. The second issuance consisted of a total of $3,400,000 in notes convertible into the Company’s common stock, $.01 par value, at any time on the basis of $3.00 per share, subject to the same terms as the previous issuance.

On December 31, 2003, with the consent of all note holders, the Company converted all $5,900,000 of its convertible notes outstanding in exchange of 59,000 shares of its preferred stock, $1.00 par value, at a rate of 1 share of the Company’s preferred stock for every $100 of unpaid principal.

In addition, all accrued and unpaid interest was paid in shares of the Company’s common stock, $.01 par value, with each such share valued at the conversion price associated with the note. Total interest paid and shares of common stock issued were $191,872 and 73,342, respectively.

Note 8. Per Share Computation

Earnings per share have been calculated based on the weighted average number of shares outstanding.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 9. Income Taxes

The Company has incurred a net operating loss for federal income tax purposes of $4,668,223 and $1,329,755 in 2003 and 2002, respectively, which it has elected to carry forward, therefore the Company has not recorded any current tax accrual. Additionally, from the SuperCaller Community, Inc. acquisition the Company has a net operating loss carry forward of $160,599. The Company has total net operating loss carry forwards which expire as follows:

2022	$160,599
2023	6,194,907

$6,355,506

Deferred taxes are detailed as follows:

	2003	2002
Deferred Income Tax Assets
Net Operating Loss Available	$2,160,872	$506,720
Amortization of R&D Expenses	439,490	488,322
Accrued Expenses	244,271	57,930

	2,844,633	1,052,972
Valuation Allowance	2,844,633	1,052,972

Net Deferred Income Tax Asset	$-0-	$-0-

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer required. Due to the above valuation allowance, the Company has not recorded any assets for deferred taxes as of December 31, 2003 and 2002.

Note 10. Supplemental Cash Flow Disclosures

Interest received and paid, income taxes paid and non-cash transactions incurred during the periods ended December 31, 2003 and 2002 was as follows:

	2003	2002
Interest Received	$7,237	$2,921

Interest Paid	4,711	9,106

Income Taxes	$-0-	$-0-

Non-Cash Transactions:
Stock purchase of Subsidiary	-0-	1,616,755
Cancellation of Stock Notes	79,500	-0-
Payment of Interest via Stock	192,605	-0-
Conversion of Debt to Stock	5,900,000	-0-
Cancellation of Stock
Appreciation Rights	897,952	-0-

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 11. Acquisition of Subsidiary

In June 2002, the Company invested in a technology development company called SuperCaller Community, Inc. (“SuperCaller”) of Mountain View, California and simultaneously entered into an exclusive worldwide marketing, manufacturing and distributions agreement with SuperCaller. On December 31, 2002, i2 Telecom completed the acquisition of SuperCaller by acquiring 100% of its outstanding common shares. The results of SuperCaller’s operations have been included in the consolidated financial statement since that date. SuperCaller possesses leading edge VoIP technology in the areas of telephony protocol engine, audio compression enhancement and echo cancellation. As a result of the acquisition, the Company expects its proprietary technology will provide meaningful competitive advantages as compared to the technology of other VoIP providers. It also expects to reduce costs through economies of scale.

The aggregate purchase price was $2,326,635, including cash of $600,000, common stock valued at $1,616,755, and transaction costs of $109,880. The value of the 337,962 common shares issued was determined based on the market price of i2 Telecom’s common shares over the 4-week period before and after the terms of the acquisition were agreed to.

The Company accounted for this acquisition using the purchase method of accounting. The estimated fair value of assets acquired and liabilities assumed at the date of acquisition was as follows:

Current Assets	$199,279
Property and Equipment	18,766
Proprietary Un-patented Technology	3,190,917

Total Assets	3,408,962

Current Liabilities	(1,082,327)
Long-Term Debt	-0-

Total Liabilities Assumed	(1,082,327)

Net Assets Acquired	$2,326,635

On a pro-forma basis, reflecting this acquisition as if it had taken place at the beginning of the respective periods, net revenues, net earnings (loss) and earnings (loss) per share for the periods ended December 31, 2003 and 2002 would have been as follows:

	2003	2002
Net Revenues	$-0-	$-0-

Net Loss	$(5,354,608)	$(3,643,964)

Net Loss per Share
Basic	$(2.76)	$(2.36)
Diluted	$(1.526)	$(2.23)

The above pro-forma results are not indicative of either future financial performance or actual results which would have occurred had the acquisition taken place at the beginning of the respective periods.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 12. Stock Options and Warrants

During 2002, the Company’s board of directors approved a stock option plan to officers, directors and certain key employees. Generally, the options vest based on the attainment of certain performance criteria set forth in the option agreements. In additions, the Company has issued stock warrants to key employees, consultants, and certain investors, with expiration dates of one-to-five years. The Company accounts for its stock option plan in accordance with the provisions of Account Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations. As such, compensation expenses are recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price, the intrinsic value method. Under SFAS 123, “Accounting for Stock-Based Compensation”, entities are permitted to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the pro forma disclosures required by SFAS 123. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS 123 and related interpretations.

Stock compensation expense is comprised of the amortization of deferred compensation resulting from the grant of stock options to employees at exercise or sale prices deemed to be less than fair value of the common stock at grant date, net of forfeitures related to such employees who terminated service while possessing unvested stock options, as these terminated employees have no further service obligations.

The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of SFAS 123 had been applied for the periods ended December 31, 2003 and 2002.

	2003	2002
Net Loss, as reported	$(5,354,608)	$(1,501,409)
Add: Stock-based employee compensation expense attributable to common stock options	-0-	-0-
Less: Stock-based employee compensation expense attributable to common stock options determined under fair value based method	(87,384)	(20,172)

Net Loss, as Adjusted	$(5,441,992)	$(1,521,581)

Loss Per Share-Basic, as Reported	$(2.76)	$(.97)

Loss Per Share-Diluted, as Reported	$(1.47)	$(.92)

Loss Per Share-Basic, as Adjusted	$(2.81)	$(.99)

Loss Per Share-Diluted, as Adjusted	$(1.55)	$(.93)

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 12. Stock Options and Warrants - (continued)

The summary of the status of the Company’s stock option plan as of December 31, 2003 and 2002 and changes during the periods then ended is as follows:

	2003		2002
	Number of Options/ Warrants	Weighted Average Exercise Price	Number of Options/ Warrants	Weighted Average Exercise Price
Outstanding at Beginning of Period	1,584,609	$3.19	-0-	n/a
Options Granted	863,000	$3.19	1,175,000	$3.07
Warrants Granted	127,495	$2.40	409,609	$3.51
Exercised	-0-	-0-	-0-	n/a
Forfeited	(150,000)	$(3.00)	-0-	n/a

Outstanding at End of Period	2,425,104	$3.16	1,584,609	$3.19

Options Exercisable at End of Period	595,671	$3.30	225,000	$3.00
Weighted-average Fair Value of Options Granted During the Period		$.18		$.16

As of December 31, 2003, the range of option and warrant exercise prices for outstanding and exercisable options and warrants was $.01 to $5.00 with a weighted average remaining contractual life of 2.91 years.

Note 13. Stock Appreciation Rights and Restricted Share Units

In October 2002, the Company reduced compensation 25% for all executives of the Company. In November, the compensation of the Chief Executive Officer and President was further reduced to the minimum salary necessary to maintain group insurance coverage. To provide the Company executives the opportunity to restore this lost compensation at a future date a Stock Appreciation Rights Plan (Plan) was established effective October 1, 2002. The Plan provides that at the time the Company changes ownership or becomes a publicly held company (per specific provisions in the Plan), the Company executives receive in Company stock or cash the differential amount between the fair market value of the Company stock and the applicable initial value of their stock appreciation rights. For the period from October 1, 2002 through May 31, 2003, the conversion rate was $1.875 per each stock appreciation right for each $1.00 in reduced salary. Effective June 1, 2003, the conversion rate was amended to $3.00 per each stock appreciation right for each $1.00 in reduced salary. As of December 31, 2003 and 2002, this was a total aggregate salary reduction amount of $740,082 and $102,229, respectively.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 13. Stock Appreciation Rights and Restricted Share Units - (continued)

On December 31, 2003, the Company terminated its Stock Appreciation Plan and cancelled all outstanding rights granted. As consideration for the consideration of rights cancelled, each employee received restricted stock or cancellation their notes receivable (See Note 4) at rate of $3 per right. On December 31, 2003, the Company amended its 2002 Stock Option Plan to properly administer the granting of Restricted Stock. Under the amended plan, employees are granted restricted units without cost to the employee. Each restricted share unit awarded to a participant represents an unfunded, unsecured right, which is nontransferable except in the event of death, of the employee to receive one share of common stock, $.01 par value on the date specified in the grant. The restricted share units granted under the plan vest evenly over three years, with immediate vesting upon termination. Information with respect to restricted share units and stock appreciation rights as of December 31, 2003 and 2002 is as follows:

	2003	2002
Stock Appreciation Rights Granted	245,193	54,522
Stock Appreciation Rights Outstanding	-0-	54,522
Restricted Shares Granted	239,481	-0-
Weighted Average Fair Value of Shares	$3.00	n/a
Pre-Tax Compensation Expense Charged to Earnings, net of cancellations	$727,606	$170,381
Cancellation of Notes Receivable	$179,544	$-0-

Note 14. Deferred Compensation Plan

In September 2003, the Company instituted a second salary reduction plan whereas executives of the Company agreed to an additional decrease in salary. Under this plan, the company will repay the difference between the wages paid immediately prior to the start of the plan and their reduced salary plus 20% of the difference. The deferred amount is due at a time when the company becomes profitable. As of December 31, 2003, the amount of deferred compensation accrued was $143,184.

Note 15. Employee Benefit Plans

Employees are paid through a professional employment organization (PEO). The PEO is a co-employer with the Company. It carries and maintains the Company’s employee benefit programs such as health insurance, dental, disability, life insurance and 401K plan. The Company’s costs for these plans are imbedded in the fee charged by the PEO for payroll costs.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 16. Lease Obligation

The Company leases its headquarters facility in Boca Raton, Florida and engineering center in Redwood City, California.

In addition, the company still leases its office space in Atlanta, Georgia formerly used for its headquarters under a lease expiring in January 2005. In connection with the relocation of its headquarters to Boca Raton, the Company subleased the Atlanta space to a third-party tenant.

Total rents paid during the periods ended December 31, 2003 and 2002 were $215,789 and $46,971, respectively.

Future minimum lease obligations under all operating leases are as follows:

December 31, 2004	$263,944
December 31, 2005	31,017
December 31, 2006	-0-
December 31, 2007	-0-
December 31, 2008	-0-

$294,961

The above rental expenses will be offset by $46,500 and $3,875 in sublease rental income during the years ending December 31, 2004 and 2005, respectively.

Note 17. Development Stage Enterprises

The Company is a development stage enterprise in that planned principal operations have only recently begun and only insignificant amounts of revenue have occurred through December 31, 2003. Development stage activities in which the Company has been actively engaged include building a management team, financial planning, raising capital, research and development, establishing sources of supply, acquiring property and equipment and other operating assets, training personnel, developing markets, building a network operation center, and developing customer billing systems.

Because of the factors noted in the preceding paragraph, the Company incurred a net loss of $4,576,415 and $1,331,027 during the periods ended December 31, 2003 and 2002, respectively. These losses, as well as the uncertain conditions that the Company faces relative to its ongoing debt and equity fund-raising efforts, create an uncertainty as to the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s success in its ability to obtain needed financing from its existing shareholders. The Company expects that if revenues and outside financing are inadequate to fund all the Company’s cash obligations through at least December 31, 2004, these financing requirements will be provided by one or more of its existing shareholders.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 18. Contingencies

As of December 31, 2003, the Company was a defendent in a lawsuit with former stockholders of its wholly-owned subsidiary, SuperCaller Community, Inc. (SC). The former stockholders have alleged the Company forced them to sell the SC. Management believes the suit has no merit and plans to vigorously defend the lawsuit. As of January 31, 2004 the outcome of the lawsuit is unknown. Therefore, no loss or liability has been recorded in the financial statements.

On June 30, 2003, the Company filed for arbitration against the former majority owner of SuperCaller Community, Inc. for liabilities exceeding the $400,000 threshold on September 17, 2002 as provided for in the purchase agreement. The excess liabilities that the Company claims amounts to $452,250 and is represented by 90,450 shares of the Company’s common stock that is being held in escrow by the escrow agent.

In October 2003, the Company entered into an agreement to acquire VoIP subscribers from a company claiming to be a well-known file sharing service and paid $118,000 pending the execution of a definitive agreement. Upon the failure to execute a definitive agreement, the original agreement was terminated and all monies paid were to be returned to the Company. Upon the failure to return the amounts due, the Company has filed a lawsuit to recover the amounts paid. As of January 31, 2003, the outcome of the lawsuit is unknown. During the year ended December 31, 2003, the Company has recorded an expense of $118,000 as collection of this amount is uncertain.

The Company had been named a defendant in a lawsuit regarding a disputed amount due for patent preparation and filings. Based on the present status of these litigation matters, management believes this will not ultimately have a material effect on the results of operations, financial position, or cash flows of the Company.

Note 19. Subsequent Events

On January 30, 2004, the Company entered into a definitive Agreement and Plan of Merger with Digital Data Networks, Inc. (DDN), a Washington corporation. Pursuant to the agreement, the Company and DDN Acquisition Corporation (a wholly-owned subsidiary of DDN) will be merged with and into the Company with the Company to survive the Merger as a wholly-owned subsidiary of DDN.

Under terms of the agreement, at the effective time of the Merger, the issued and outstanding shares of:

1.	The Company’s common stock, $.01 par value per share, shall be converted into the right to receive and aggregate of 5,160,722 shares of the DDN’s common stock, no par value per share and 135,000 shares of DDN’s preferred stock series B, no par value per share.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 19. Subsequent Events - (continued)

2.	The Company’s preferred stock series A-1, $1.00 par value per share shall be converted into the right to receive an aggregate of 22,500 shares of DDN’s preferred stock Series A-1, no par value per share.

3.	The Company’s preferred stock series A-2, $1.00 par value per share shall be converted into the right to receive an aggregate of 30,600 shares of the DDN’s preferred stock series A-2, no par value per share.

4.	The Company’s preferred stock series B, $1.00 par value per share shall be converted into the right to receive an aggregate of 100,000 shares of DDN’s preferred stock series C, no par value per share.

The Company anticipates the Merger will close by February 27, 2004.

DNN is a publicly traded company which generates advertising revenue in the out-of-home advertising industry through its Transit Network operation, which sells advertising on its digital information network. The Transit Network’s digital information network is a network of computerized electronic displays that delivers information, both text and graphics, to riders on-board public transit vehicles, utilizing an FM sub-carrier signal to transmit the data. The Transit Network currently operates its digital information network on the Dallas Area Rapid Transit bus and rail system.

On January 30, 2004, DDN entered into an Asset Purchase Agreement with a newly created entity owned by certain members of DDN’s management team. Pursuant to the agreement, DDN agreed to sell substantially all its operating assets relating to its digital information network in exchange for the new owner’s assuming certain liabilities and obligations relating to such assets. The closing of the Asset Purchase is subject to the closing of the above mentioned merger and the satisfaction or waiver of other closing conditions set forth in the agreement.

i2 Telecom International, Inc.

f/k/a Digital Data Networks, Inc.

Selected Unaudited Pro Forma Financial Data

The unaudited pro forma condensed consolidated balance sheet of i2 Telecom International, Inc., a Washington corporation formerly known as Digital Data Networks, Inc. (the “Company”), as of December 31, 2003 gives effect to the merger (the “Merger”) between i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), and a newly-formed, wholly-owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger dated as of January 30, 2004, among the Company, the newly-formed, wholly-owned subsidiary of the Company, i2 Delaware and certain stockholders of the Company and i2 Delaware signatory thereto (the “Merger Agreement”).

Under terms of the Merger Agreement, at the effective time of the Merger, all the issued and outstanding shares of:

1.	i2 Delaware’s common stock, $.01 par value per share, were converted into the right to receive an aggregate of 5,160,722 shares of the Company’s common stock, no par value per share, and 135,000 shares of the Company’s preferred stock series B, no par value per share;

2.	i2 Delaware’s preferred stock series A-1, $1.00 par value per share, were converted into the right to receive an aggregate of 22,500 shares of the Company’s preferred stock series A-1, no par value per share;

3.	i2 Delaware’s preferred stock series A-2, $1.00 par value per share, were converted into the right to receive an aggregate of 30,600 shares of the Company’s preferred stock series A-2, no par value per share; and

4.	i2 Delaware’s preferred stock series B, $1.00 par value per share, were converted into the right to receive an aggregate of 100,000 shares of the Company’s preferred stock series C, no par value per share.

In addition to the merger consideration described above, i2 Delaware’s stockholders as of the effective time of the Merger may become entitled to receive additional shares of the Company’s common stock and/or preferred stock aggregating 2,931,418 shares of the Company’s common stock on an as-if-converted into common stock basis, contingent upon the outcome of a certain legal proceeding to which i2 Delaware is a party.

Subsequent to the Merger, on February 27, 2004, the Company sold substantially all its operating assets relating to its digital information transit network to InTransit Media, Inc., a newly-formed entity owned by certain members of the Company’s former management (“InTransit Media”), in exchange for InTransit Media assuming certain liabilities and obligations relating to such assets (the “Asset Sale”). The Company’s unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 gives effect to the Asset Sale as if it had occurred on such date.

The Company’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 gives effect to the Merger and the Asset Sale as if they occurred on January 1, 2003. The column “i2 Delaware” in the Unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the revenues and expenses that were not included in the Company’s historical financial statements. The Merger and Asset Sale are being accounted for as a transfer and exchange between companies under quasi-reorganization accounting and are merely a change in legal organization and not a change in the entity. Therefore, all assets and liabilities are transferred at historical cost.

i2 Telecom International, Inc.

f/k/a Digital Data Networks, Inc.

Selected Unaudited Pro Forma Financial Data

The following unaudited pro forma financial data has been included as required by the rules and regulations of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma financial data presented is based upon the historical financial statements of the Company and the historical statement of operations of i2 Delaware and should be read in conjunction with such financial statements and related notes thereto.

The pro forma financial data is based upon assumptions and includes adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data is not necessarily indicative of the financial results that would have occurred had the Merger and Asset Sale been effected on and as of the date indicated and should not be viewed as indicative of operations in future periods.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2003

(Dollars in Thousands)

	i2 Telecom International, Inc. f/k/a Digital Data Networks, Inc.	i2 Delaware	Pro Forma Adjustments Related to Merger (Note a)	Pro Forma Consolidated After Merger	Pro Forma Adjustments Related to Asset Sale (Note b)	Pro Forma Consolidated After Merger and Asset Sale
Current Assets
Cash	$97	$671	$0	$768	$(97)	$671
Accounts Receivables	15	147	0	162	(15)	147
Inventory	0	767	0	767	0	767
Prepaid Expenses	23	20	0	43	(20)	43

Total Current Assets	135	1,605	0	1,740	(135)	1,605

Net Furniture and Equipment	13	830	0	843	(13)	830

Other Assets
Intangible Assets	0	3,072	0	3,072	0	3,072
Other Assets	1	43	0	44	(1)	43

Total Other Assets	1	3,115	0	3,116	(1)	3,115

Total Assets	$149	$5,550	$0	$5,699	$(149)	$5,550

Current Liabilities
Accounts Payable and Accrued Expenses	$142	$756	$0	$898	$(142)	$756
Deferred Revenue	147	100	0	247	(147)	100
Notes Payable-Current Portion	44	350	0	394	(44)	350
Notes Payable-Related Parties	0	225	0	225	0	225

Total Current Liabilities	333	1,431	0	1,764	(333)	1,431
Long-Term Debt, Net of Current Portion	36	0	0	36	(36)	0

Total Liabilities	369	1,431	0	1,800	(369)	1,431

Stockholders’ Equity
Preferred Stock	0	59	(59)	0	0	0
Common Stock	13,466	20	(20)	10,755	220	10,975
			(2,711)
Restricted Shares	0	719	(719)	0	0	0
Paid In Capital		10,177	(10,177)	0	0	0
Accumulated Deficit	(13,686)	(6,856)	13,686	(6,856)	0	(6,856)

Total Stockholders’ Equity	(220)	4,119	0	3,899	220	4,119

Total Liabilities and Stockholders’ Equity	$149	$5,550	$0	$5,699	$(149)	$5,550

See accompanying notes to unaudited pro forma condensed consolidated financial data.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(Dollars in Thousands)

	i2 Telecom International, Inc. f/k/a Digital Data Networks, Inc.	i2 Delaware	Pro Forma Adjustments Related to Merger (Note a)	Pro Forma Consolidated After Merger	Pro Forma Adjustments Related to Asset Sale (Note b)	Pro Forma Consolidated After Merger and Asset Sale
Income	$753	$146	$0	$899	$(753)	$146
Cost of Sales	185	395	0	580	(185)	395

Gross Profit	568	(249)	0	319	(568)	(249)
Operating Expenses	540	4,778	0	5,318	(540)	4,778

Income (Loss) From Operations	28	(5,027)	0	(4,999)	(28)	(5,027)
Other Expenses	(7)	(328)	0	(335)	7	(328)

Net Loss	$21	$(5,355)	$0	$(5,334)	$(21)	$(5,355)

Weighted Average of Shares Outstanding:
Basic	3,082			8,243		8,243
Diluted	3,082			32,454		32,454
Basic	$.01			$(.65)		$(.65)
Diluted	.01			(.16)		(.17)

See accompanying notes to unaudited pro forma condensed consolidated financial data.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC.

NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma financial data has been prepared to give effect to the Merger between a newly-formed, wholly-owned subsidiary of the Company and i2 Delaware. The column headed “i2 Delaware” in the Unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the revenues and expenses that were not included in the Company’s historical financial statements. The unaudited pro forma condensed consolidated statements are not necessarily indicative of the results of the Company’s future operations.

The Merger and Asset Sale are being accounted for as a transfer and exchange between companies under quasi-reorganization accounting and are merely a change in legal organization and not a change in the entity. Therefore, all assets and liabilities are transferred at historical cost.

(a)	To record the Merger with i2 Delaware via issuance of common and preferred stock and restatement of the Company’s historical equity.

(b)	Reflects the transfer of substantially all of the Company’s operating assets relating to the Company’s digital information transit network to InTransit Media in exchange for the assumption by InTransit Media of certain liabilities and obligation relating to such assets. The statement of operations reflects the elimination of the portion operating income and expenses attributed to this business.